UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2004

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On June 1, 2004, eOn Communications acquired a controlling interest in Cortelco Shanghai Telecom Equipment Company (“Cortelco Shanghai”), a leading provider of fiber optic transmission equipment, data communications systems, and network management software in China.

Under the terms of the agreement, eOn acquired all of the stock of Cortelco China Corp., a California corporation that owns a 54.14% ownership interest in Cortelco Shanghai, from Cortelco Systems Holding Corporation (“CSHC”). CSHC received 157,167 shares of eOn common stock valued at approximately $321,250 based upon the previous 30 days average trading price for eOn shares. It is anticipated that up to an additional 471,501 shares may be issued over the next four fiscal quarters if Cortelco Shanghai attains specified revenue targets as set forth in the purchase agreement.

CSHC is a considered a related party of eOn, as David Lee – eOn’s president and chief executive officer - is CSHC’s chairman and principal shareholder. Also, Stephen Bowling - eOn’s vice president and chief financial officer - is a director of CSHC.

For additional information, please refer to the stock purchase agreement, which was incorporated as Exhibit 2.1 into a Form 8-K filed on June 1, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired.

The audited financial statements of Cortelco China Corporation for the year ended December 31, 2003 are included herein.

The unaudited financial statements of Cortelco China Corporation for the three months ended March 31, 2004 and 2003 are included herein.

(b) Pro Forma Financial Information.

The unaudited pro forma combined condensed balance sheet as of April 30, 2004 and the unaudited pro forma combined condensed statements of operations for the year ended July 31, 2003 and nine months ended April 30, 2004 which give effect to the consummation of the acquisition of Cortelco China Corporation are included herein.

Exhibits:

Exhibit Number	Description of Exhibit
23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 13, 2004

EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Stephen R. Bowling
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cortelco China Corporation and Subsidiary

We have audited the accompanying consolidated balance sheet of Cortelco China Corporation and subsidiary (the “Company”) as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton

Hong Kong
July 16, 2004

Cortelco China Corporation and Subsidiary

Consolidated Balance Sheet

December 31, 2003

(Dollars in thousands)

ASSETS

Current assets:
Cash and cash equivalents	$5,294
Notes receivable - related party	721
Accounts receivable, net of allowance for doubtful accounts of $131	1,016
Accounts receivable - related party	643
Inventories	979
Other current assets	149

Total current assets	8,802

Property and equipment, net	225

Total Assets	$9,027

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,605
Accounts payable - related party	2,213
Accrued expenses and other payables	448
Notes payable	145

Total current liabilities	6,411

Minority interest	1,199

Commitments and contingencies	—

Stockholders’ equity:
Capital stock, 100 shares authorized and outstanding, no par value	1,167
Retained earnings - unrestricted	159
Retained earnings - restricted	91

Total stockholders’ equity	1,417

Total Liabilities and Stockholders’ Equity	$9,027

See notes to the consolidated financial statements.

Cortelco China Corporation and Subsidiary

Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Dollars in thousands)

Net revenues - third parties	$7,031
Net revenues - related party	4,136

Total net revenues	11,167

Cost of revenues	9,441

Gross profit	1,726

Selling general and administrative	1,437

Income from operations	289

Interest income	60
Other income	88

Total other income	148

Net income before income taxes minority interest	437

Income taxes	59

Net income before minority interest	378

Minority Interest	173

Net income	$205

See notes to consolidated financial statements.

Cortelco China Corporation and Subsidiary

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2003

(Dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES :
Net income	$205
Adjustments to reconcile net income to net cash provided by operating activities :
Depreciation	74
Minority Interest	173
Changes in net assets and liabilities :
Accounts receivable	(270)
Accounts receivable - related party	1,663
Other current assets	93
Inventories	1,564
Trade accounts payable	(169)
Accounts payable - related party	573
Accrued expenses and other payables	(17)

Net cash flows provided by operating activities	3,889

CASH FLOWS FROM INVESTING ACTIVITIES :
Purchase of property and equipment	(11)

CASH FLOWS FROM FINANCING ACTIVITIES :
Payment of dividends	(416)
Notes payable - proceeds	145
Payment on loan from related party	(604)

Net cash flow used in financing activities	(875)

Net increase in cash and cash equivalents	3,003

Cash and cash equivalents, beginning of year	2,291

Cash and equivalents, end of year	$5,294

See notes to consolidated financial statements.

Cortelco China Corporation and Subsidiary

Consolidated Statement of Stockholders’ Equity

Year Ended December 31, 2003

	Common stock		Retained earnings- restricted	Retained earnings	Total stockholders’ equity
	Share	Amount
Balance at January 1, 2003	100	$1,167	$57	$404	$1,628

Net income	—	—	—	205	205
Dividend paid	—	—	—	(416)	(416)
Statutory reserve	—	—	34	(34)	—

Balance at December 31, 2003	100	$1,167	$91	$159	$1,417

See notes to consolidated financial statements.

Cortelco China Corporation and Subsidiary

Notes to Consolidated Financial Statements

Year Ended December 31, 2003

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Cortelco China Corporation (the “Company”) is a California holding company that owns a 54.14% interest in Cortelco Shanghai Information Technology Co. Ltd (“Cortelco Shanghai”) a sino-foreign equity joint venture based in Shanghai, People’s Republic of China. Cortelco Shanghai designs, develops and markets telecom switching products, focusing on optical transmission, data communications and electric power instrument products in China. The consolidated financial statements of the Company include the accounts of its majority owned subsidiary, Cortelco Shanghai. All significant intercompany transactions and balances have been eliminated.

The Company is affiliated with the following entities through common ownership:

eOn Communications Corporation (“eOn”)

Cortelco Systems Holding Corporation (“CSHC”)

Cortelco International, Inc. (“CII”, subsidiary of CSHC)

Cortelco Puerto Rico, Inc. (“CPR”, formerly a subsidiary of CSHC)

Cortelco Canada (“CC”, subsidiary of CSHC)

Alcatel Shanghai Bell Co., Ltd

Shanghai Fortune Co., Ltd.

2.	SUBSEQUENT EVENTS

On June 1, 2004, eOn acquired all of the stock of the Company from CSHC. CSHC received 157,167 shares of eOn common stock valued at approximately $321,250 based upon the previous 30 days average trading price for eOn shares. It is anticipated that up to an additional 471,501 shares may be issued over the next four fiscal quarters based on an earn-out provision.

eOn’s president and chief executive officer is CSHC’s chairman and principal shareholder. Also, eOn’s vice president and chief financial officer is a director of CSHC. Alcatel Shanghai Bell’s chairman is the chairman of Shanghai Fortune Co., Ltd., the 45.86% minority owner of Cortelco Shanghai.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Currency - Foreign currency transactions and financial statements are translated in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The functional currency for the Company’s foreign operations is the People’s Republic of China Renminbi. The translation of Renminbi (RMB) into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the exchange rate during the period. For 2003 there was no foreign currency translation adjustment, as the exchange rate was unchanged.

Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Inventories - Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (“FIFO”) method.

Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method, generally over five years.

Product Warranties - The Company provides customers with a warranty from the date of purchase. Estimated warranty obligations are recorded based on historical claims experience.

Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized.

Revenue Recognition – Revenues are recognized only when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed or determinable, and collectibility is reasonably assured. In general, the Company recognizes revenue on product sales after all of the following has been completed: shipment of the equipment, the successful installation of the equipment, and customer acceptance. The Company recognizes revenue on service sales upon completion and acceptance of the service. The Company revenue recognition policies are compliant with Staff Accounting Bulletin No. 104, “Revenue Recognition”.

Fair Value of Financial Instruments - The carrying amounts of financial instruments such as cash, accounts receivable, notes receivable, accounts payable, and notes payable approximate their fair value due to the short term nature of the instruments.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising Expense – The Company expenses advertising costs as incurred. Advertising expenses for 2003 were immaterial.

Shipping and Handling Costs

Shipping and handling costs are expensed to cost of revenues for material purchases; and cost of sales or selling expenses for delivery for finished products. During the year ended December 31, 2003 shipping and handling costs were immaterial.

Segment Reporting

The Company accounts for its segments pursuant to SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information.” Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that it is used internally for evaluating the segment performance. The Company believes it operates in only one segment.

New Accounting Standards –

In November 2002, EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables . EITF 00-21 provides guidance for determining whether an arrangement involving multiple elements contains more than one unit of accounting. EITF 00-21 does not, however, apply to elements that are subject to other accounting literature that provides guidance on whether and/or how to separate multiple-deliverable arrangements and how to allocate value among those separate units of accounting, including software licensing arrangements and related services agreements subject to SOP 97-2. The provisions of EITF 00-21 apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material effect on the Company’s consolidated financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, or FIN 46, which is an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements . FIN 46 addresses consolidation by business enterprises of variable interest entities and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risks are not to be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 as it relates to variable interest entities created before February 1, 2003 did not have a material effect on the Company’s financial condition or results of operations.

In May 2003 the FASB issued FAS No.150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS No.150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS No.150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. FAS No.150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of FAS No.150 did not have a material impact on the Company’s financial position or results of operations.

In August 2003, the EITF reached a consensus on Issue 03-05, “Applicability of AICPA Statement of Position 97-2 to Non-Software Deliverables in an Arrangement Containing More-Than-Incidental Software.” EITF 03-05 addresses the applicability of SOP 97-2 to non-software deliverables in an arrangement containing more-than-incidental software. In an arrangement that includes software that is more than incidental to the products or services as a whole, software and software-related elements are included within the scope of SOP 97-2. Software-related elements include software products and services, as well as any non-software deliverables for which a software deliverable is essential to its functionality. The adoption of EITF 03-05 did not have a material impact on the Company’s consolidated financial results.

4.	MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash, trade accounts receivable, and notes receivable. The Company maintains its cash balances with established financial institutions and has not experienced losses. The Company’s products are sold principally to Alcatel Shanghai Bell Co., Ltd, a related party, and regional China telecommunications providers, some privately owned, some owned by the government. Notes receivable are due within a year. The Company’s credit risk is limited principally to trade accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. No additional risk beyond amounts provided for collection losses is believed inherent in the Company’s trade accounts receivable.

5.	INVENTORIES

Inventories consist of the following at December 31, 2003 (In thousands):

Finished goods	$1,005
Finished goods at customer pending contract completion	223
Warranty reserve	(61)
Provision for obsolete inventory	(188)

Total inventories	$979

The Company classifies the reserve for warranty obligations as a contra-inventory account due to the fact that the majority of warranty obligations are satisfied through the use of finished goods.

6.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2003 (In thousands):

Equipment	$552
Less accumulated depreciation	(327)

Property and equipment, net	$225

7.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consists of the following at December 31, 2003 (In thousands):

Accrued salary	$194
Employee benefits payable	205
Other payable	49

Total	$448

8.	LEASE COMMITMENTS

The Company leases its primary warehouse and office facilities under operating leases.

The following is a schedule of future minimum lease payments required under operating leases that have remaining initial or noncancellable lease terms in excess of one year as of December 31, 2003:

Year Ending	(In thousands)
2004	$197
2005	104

Total	$301

Rent expense for the year ended December 31, 2003 was $86,000.

9.	INCOME TAXES

The income tax provision for the year ended December 31, 2003 was $59,000. The deferred tax effects of the Company’s principal temporary differences were immaterial at December 31, 2003.

10.	RELATED PARTIES

The Company has the following related parties:

•	Shanghai Fortune Co., Ltd. – is a shareholder of the Company’s subsidiary and pays the salary of one of the Company’s executives.

•	Alcatel Shanghai Bell Co., Ltd. – the Chairman of Alcatel Shanghai Bell is also the Chairman of Shanghai Fortune. Shanghai Fortune is a shareholder of the Company’s subsidiary. Alcatel Shanghai Bell is the Company’s largest customer and a significant supplier.

The following represents the activity with the aforementioned related parties during the year ended December 31, 2003 and the balances due to/from the related parties.

	Shanghai Fortune	Shanghai Bell
Revenues earned from	—	$4,136,000
Purchases of inventory from	—	$1,415,000
Salary paid	$42,000	—
Repayment on loan payable to	$604,000	—
Accounts Receivable due from	—	$643,000
Notes receivable due from	—	$721,000
Accounts Payable due to	—	$2,213,000

11.	EMPLOYEE BENEFITS

The Company is required by law to contribute to various retirement, health and other insurance benefits for all employees. During the year ended December 31, 2003 the total amount contributed for these benefits was $240,000.

12.	COMMITMENTS AND CONTINGENCIES

At December 31, 2003, the Company had outstanding commitments for inventory purchases under open purchase orders of approximately $1,556,000.

The Company is involved in various matters of litigation, claims, and assessments arising in the ordinary course of business. In the opinion of management, the eventual disposition of these matters will not have a material adverse effect on the financial statements.

13.	ESTIMATED PAYABLES

As of December 31, 2003, the Company has $1,605,000 in estimated payables that are over one year outstanding, of which $748,000 are due to a related party. These payables are included in accounts payable on the balance sheet. These payables primarily represent inventory purchased from vendors where the vendors have not yet presented the Company with an invoice. Therefore, the Company has estimated the amount due for the inventory purchased. These payables will not be paid until an invoice is received. Management believes that these payables represent current liabilities of the Company that will be paid upon receipt of the invoices.

Cortelco China Corporation and Subsidiary

Consolidated Balance Sheets

March 31, 2004 and December 31, 2003

(Dollars in thousands)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets :
Cash and cash equivalents	$5,955	$5,294
Notes receivable - related party	175	721
Accounts receivable, net	1,314	1,016
Accounts receivable - related party	241	643
Inventories	825	979
Other current assets	149	149

Total current assets	8,659	8,802

Property and equipment, net	213	225

Total Assets	$8,872	$9,027

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities :
Accounts payable	$3,403	$3,605
Accounts payable - related party	2,294	2,213
Accrued expenses and other payables	246	448
Notes payable	159	145

Total current liabilities	6,102	6,411

Minority interest	1,270	1,199

Commitment and contingencies	—	—

Stockholders’ equity :
Capital stock, 100 shares authorized and outstanding, no par value	1,167	1,167
Retained earnings - unrestricted	242	159
Retained earnings - restricted	91	91

Total stockholders’ equity	1,500	1,417

Total Liabilities and Stockholders’ Equity	$8,872	$9,027

See notes to the consolidated financial statements.

Cortelco China Corporation and Subsidiary

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2004 and 2003

(Dollars in thousands)

	Three Months Ended March 31,
	2004	2003
Net revenues - third parties	$1,240	$450
Net revenues - related party	215	1,394

Total net revenues	1,455	1,844

Cost of revenues	1,017	1,332

Gross profit	438	512

Selling, general, and administrative expense	262	432

Income from operations	176	80

Interest income	—	—
Other income	—	15

Total other income	—	15

Income before income taxes and minority interest	176	95

Income taxes	24	13

Income before minority interest	152	82

Minority interest	70	38

Net income	$82	$44

See notes to consolidated financial statements.

Cortelco China Corporation and Subsidiary

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2004 and 2003

(Dollars in thousands)

	Three Months Ended March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$82	$44
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17	23
Minority Interest	70	38
Changes in net assets and liabilities:
Accounts receivable	(298)	(200)
Accounts and notes receivable - related party	949	104
Other current assets	—	242
Inventories	154	853
Trade accounts payable	(202)	(1,908)
Accounts payable - related party	82	489
Accrued expenses and other payables	(202)	(103)

Net cash flows provided by (used in) operating activities	652	(418)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5)	(2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable - proceeds	14	—
Payment on loan from related party	—	(604)

Net cash flow provided by (used in) financing activities	14	(604)

Net increase (decrease) in cash and cash equivalents	661	(1,024)

Cash and cash equivalents, beginning of period	5,294	2,291

Cash and equivalents, end of period	$5,955	$1,267

See notes to consolidated financial statements.

Cortelco China Corporation and Subsidiary

Notes to Consolidated Financial Statements

Year Ended March 31, 2003 and 2004

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Cortelco China Corporation. (the “Company”) is a California holding company that owns a 54.14% interest in Cortelco Shanghai Information Technology Co. Ltd (“Cortelco Shanghai”) a sino-foreign equity joint venture based in Shanghai, People’s Republic of China, Cortelco Shanghai designs, develops and markets telecom switching products, focusing on optical transmission, data communications and electric power instrument products in China. The consolidated financial statements of the Company include the accounts of its majority owned subsidiary, Cortelco Shanghai Information Technology Co. Ltd. All significant intercompany transactions and balances have been eliminated.

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the 2004 fiscal year.

The Company is affiliated with the following entities through common ownership:

eOn Communications Corporation (“eOn”)

Cortelco Systems Holding Corporation (“CSHC”)

Cortelco International, Inc. (“CII”, subsidiary of CSHC)

Cortelco Puerto Rico, Inc. (“CPR”, formerly a subsidiary of CSHC)

Cortelco Canada (“CC”, subsidiary of CSHC)

Alcatel Shanghai Bell Co., Ltd

Shanghai Fortune Co., Ltd.

2.	SUBSEQUENT EVENTS

On June 1, 2004, eOn Communications Corporation acquired all of the stock of the Company from CSHC. CSHC received 157,167 shares of eOn common stock valued at approximately $321,250 based upon the previous 30 days average trading price for eOn shares. It is anticipated that up to an additional 471,501 shares may be issued over the next four fiscal quarters based on an earn-out provision.

eOn president and chief executive officer is CSHC’s chairman and principal shareholder. Also, eOn’s vice president and chief financial officer is a director of CSHC. Alcatel Shanghai Bell’s chairman is the chairman of Shanghai Fortune Co., Ltd., the 45.86% minority owner of Cortelco Shanghai Information Technology Co. Ltd.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Currency - Foreign currency transactions and financial statements are translated in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The functional currency for the Company’s foreign operations is the People’s Republic of China Renminbi. The translation of Renminbi (RMB) into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the exchange rate during the period. For 2003 and 2004 there was no foreign currency translation adjustment, as the exchange rate was unchanged.

Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Inventories - Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (“FIFO”) method.

Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method, generally over five years.

Product Warranties - The Company provides customers with a warranty from the date of purchase. Estimated warranty obligations are recorded based on historical claims experience.

Income Taxes - Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized.

Revenue Recognition – Revenues are recognized only when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price to the customer is fixed or determinable, and collectibility is reasonably assured. In general, the Company recognizes revenue on product sales after all of the following has been completed: shipment of the equipment, the successful installation of the equipment, and customer acceptance. The Company recognizes revenue on service sales upon completion and acceptance of the service. The Company revenue recognition policies are compliant with Staff Accounting Bulletin No. 104, “Revenue Recognition”.

During the three months ended March 31, 2004, revenues from two third party customers represented 17% and 19% of total revenues.

Fair Value of Financial Instruments - The carrying amounts of financial instruments such as cash, accounts receivable, notes receivable, accounts payable, and notes payable approximate their fair value due to the short term nature of the instruments.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Segment Reporting

The Company accounts for its segments pursuant to SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information.” Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that it is used internally for evaluating the segment performance. The Company believes it operates in only one segment.

4.	INVENTORIES

Inventories consist of the following (in thousands):

	March 31, 2004	December 31, 2003
Finished goods	$677	$1,005
Finished goods at customer pending contract completion	397	223
Warranty reserve	(61)	(61)
Provision for obsolete inventory	(188)	(188)

Total inventories	$825	$979

The Company classifies the reserve for warranty obligations as a contra-inventory account due to the fact that the majority of warranty obligations are satisfied through the use of finished goods.

5.	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consists of the following at March 31, 2004 (in thousands):

	March 31, 2004	December 31, 2003
Accrued salary	$112	$194
Employee benefits payable	205	205
Other payable	(71)	49

Total	$246	$448

6.	RELATED PARTIES

The Company has the following related parties:

•	Shanghai Fortune Co., Ltd. – is a shareholder of the Company’s subsidiary and pays the salary of one of the Company’s executives.

•	Alcatel Shanghai Bell Co., Ltd. – the Chairman of Alcatel Shanghai Bell is also the Chairman of Shanghai Fortune. Shanghai Fortune is a shareholder of the Company’s subsidiary. Alcatel Shanghai Bell is the Company’s largest customer and a significant supplier.

The following represents the activity with the aforementioned related parties during the quarter ended March 31, 2003 and 2004 and the balances due to/from the related parties (in thousands):

	Shanghai Fortune	Shanghai Bell
2004
Revenues earned from	$—	$215
Purchases of inventory from	—	89
Salary paid	48	—
Accounts Receivable due from	—	241
Notes receivable due from	—	175
Accounts Payable due to	—	2,294

	Shanghai Fortune	Shanghai Bell
2003
Revenues earned from	$—	$1,394
Purchases of inventory from	—	359
Salary paid	42	—
Repayment on loan payable to	604	—
Accounts Receivable due from	—	2,202
Notes receivable due from	—	725
Accounts Payable due to	—	1,461

7.	COMMITMENTS AND CONTINGENCIES

At March 31, 2004, the Company had outstanding commitments for inventory purchases under open purchase orders of approximately $238,000.

The Company is involved in various matters of litigation, claims, and assessments arising in the ordinary course of business. In the opinion of management, the eventual disposition of these matters will not have a material adverse effect on the financial statements.

8.	ESTIMATED PAYABLES

As of March 31, 2004, the Company has $ 1,649,000 in estimated payables that are over one year outstanding, of which $ 245,000 are due to a related party. These payables are included in accounts payable on the balance sheet. These payables primarily represent inventory purchased from vendors where the vendors have not yet presented the Company with an invoice. Therefore, the Company has estimated the amount due for the inventory purchased. These payables will not be paid until an invoice is received. Management believes that these payables represent current liabilities of the Company that will be paid upon receipt of the invoices.

Unaudited Pro Forma Combined Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Cortelco China Corporation (“Cortelco China”) by eOn Communications Corporation (“eOn”). The acquisition was completed on June 1, 2004 pursuant to a Stock Purchase Agreement dated June 1, 2004. The acquisition has been accounted for using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, “Business Combinations.” Under this method of accounting, the assets acquired and liabilities assumed in the Cortelco China acquisition were recorded at estimated fair values as determined by eOn’s management based upon information currently available and on current assumptions as to future operations. The unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and the accompanying notes of eOn and the historical financial statements and the accompanying notes of Cortelco China, which are included elsewhere in this filing. There was no material difference between the Cortelco China amounts recorded as of March 31, 2004 and the amounts as of the closing date for the assets acquired. The unaudited pro forma combined condensed balance sheet assumes the acquisition took place on April 30, 2004. The unaudited pro forma combined condensed statements of operations assume the acquisition took place on August 1, 2002. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operational results or of the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the acquisition.

eOn Communications Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

April 30, 2004

(Dollars in thousands)

	eOn Communications Corporation	(a) Cortelco China Corporation	Pro Forma Adjustments	Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,923	$5,955	$—	$7,878
Investments	4,200	—	—	4,200
Notes receivable - related party	—	175	—	175
Trade accounts receivable, net	3,104	1,314	—	4,418
Accounts receivable - related party	59	241	(59)	241
Inventories	2,084	825	—	2,909
Other current assets	99	149	—	248

Total current assets	11,469	8,659	(59)	20,069

Property and equipment, net	763	213	—	976

Total Assets	$12,232	$8,872	$(59)	$21,045

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$1,171	$3,515	$—	$4,686
Accounts payable - related party	47	1,560	(59)	1,548
Accrued expenses and other payables	1,364	868	215	2,447
Notes payable	114	159	—	273

Total current liabilities	2,696	6,102	156	8,954

Minority interest	—	1,270	—	1,270

Commitments and contingencies	—	—	—	—

Stockholders’ equity:
Common Stock	13	1,167	(1,167)	13
Additional paid-in capital	54,045	—	1,285	55,330
Treasury stock	(1,502)	—	—	(1,502)
Retained earnings / (accumulated deficit)	(43,020)	333	(333)	(43,020)

Total stockholders’ equity	9,536	1,500	(215)	10,821

Total Liabilities and Stockholders’ Equity	$12,232	$8,872	$(59)	$21,045

(a)	Balances for Cortelco China Corporation are as of March 31, 2004.

eOn Communications Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Year Ended July 31, 2003

(Amounts in thousands, except per share data)

	eOn Communications Corporation	(b) Cortelco China Corporation	Pro Forma Adjustments	Combined
Net revenues	$17,457	$11,169	$—	$28,626
Cost of revenues	7,478	9,362	—	16,840

Gross profit	9,979	1,807	—	11,786

Operating expenses:
Selling, general, and administrative expense	8,667	1,441	—	10,108
Research and development	2,859	—	—	2,859
Special charges	(63)	—	—	(63)

Total operating expenses	11,463	1,441	—	12,904

Income (loss) from operations	(1,484)	366	—	(1,118)

Interest income	(99)	—	—	(99)
Interest expense	35	—	—	35
Other (income) expense, net	84	(287)	—	(203)

Income (loss) before income taxes and minority interest	(1,504)	653	—	(851)

Income tax expense	—	92	—	92

Income (loss) before minority interest	(1,504)	561	—	(943)

Minority interest	—	257	—	257

Net income (loss)	$(1,504)	$304	$—	$(1,200)

Net loss per common share:
Basic and diluted	$(0.12)			$(0.09)

Weighted average common shares outstanding	12,091			12,720

(b)	Results for Cortelco China Corporation are for the twelve months ended June 30, 2003.

eOn Communications Corporation and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Operations

For the Nine Months Ended April 30, 2004

(Amounts in thousands, except per share data)

	eOn Communications Corporation	(c) Cortelco China Corporation	Pro Forma Adjustments	Combined
Net revenues	$11,767	$5,694	$(130)	$17,331
Cost of revenues	4,950	4,693	(37)	9,606

Gross profit	6,817	1,001	(93)	7,725

Operating expenses:
Selling, general, and administrative expense	5,058	781	—	5,839
Research and development	2,248	—	—	2,248

Total operating expenses	7,306	781	—	8,087

Income (loss) from operations	(489)	220	(93)	(362)

Interest income	(47)	(60)	—	(107)
Interest expense	26	—	—	26
Other (income) expense, net	59	47	—	106

Income (loss) before income taxes and minority interest	(527)	233	(93)	(387)

Income tax expense	—	32	—	32

Income (loss) before minority interest	(527)	201	(93)	(419)

Minority interest	—	92	—	92

Net income (loss)	$(527)	$109	$(93)	$(511)

Net loss per common share:
Basic and diluted	$(0.04)			$(0.04)

Weighted average common shares outstanding	12,444			13,073

(c)	Results for Cortelco China Corporation are for the nine months ended March 31, 2004.

eOn Communications Corporation and Subsidiaries

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma combined condensed financial statements give effect to the acquisition of Cortelco China Corporation (“Cortelco China”) by eOn Communications Corporation (“eOn”) using the purchase method of accounting.

Cortelco China is a California holding company that owns a 54.14% interest in Cortelco Shanghai Information Technology Co. Ltd (“Cortelco Shanghai”) a sino-foreign equity joint venture based in Shanghai, People’s Republic of China. Cortelco Shanghai designs, develops and markets telecom switching products, focusing on optical transmission, data communications and electric power instrument products in China.

On June 1, 2004, eOn Communications Corporation acquired all of the stock of Cortelco China Corporation from Cortelco Systems Holding Corporation (“CSHC”). CSHC received 157,167 shares of eOn common stock valued at approximately $321,250 based upon the previous 30 days average trading price for eOn shares. It is anticipated that up to an additional 471,501 shares (valued at $963,750 based upon the average closing price of eOn common stock for the thirty business days prior to June 1, 2004) may be issued over the next four fiscal quarters based on an earn-out provision.

eOn’s president and chief executive officer is CSHC’s chairman and principal shareholder. Also, eOn’s vice president and chief financial officer is a director of CSHC. Alcatel Shanghai Bell’s chairman is the chairman of Shanghai Fortune Co., Ltd., the 45.86% minority owner of Cortelco Shanghai.

2. Pro Forma Adjustments – Balance Sheet

The pro forma adjustments included in the unaudited pro forma combined condensed balance sheet as of April 30, 2004 assume the purchase occurred on that date. The entire expected purchase price of 628,668 shares valued at $1,285,000 was assumed to be issued on that date. Pro forma adjustments were also made to eliminate inter-company receivables and payables between Cortelco China and eOn.

3. Pro Forma Adjustments – Statement of Operations

There were no pro forma adjustments included in the unaudited pro forma combined condensed statement of operations for the year ended July 31, 2003.

A pro forma adjustment was included in the unaudited pro forma combined condensed statement of operations for the nine months ended April 30, 2004 to eliminate the sale of a demonstration system by eOn to Cortelco China during the period.